                                                                    EXHIBIT 10.7

                          MARKETFIRST SOFTWARE, INC.

                          SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") is made and entered as of January 1, 2000, (the "Effective Date"), by and between MarketFirst Software, Inc., a Delaware corporation having its principal place of business at: 485 Clyde Avenue, Mountain View, CA 94043 ("MarketFirst"), and SAP AG Inc., a German corporation having its principal place of business at Neurottstr. 16, 69190 Walldorf, Germany ("Customer").

The Parties hereto agree as follows:

1.  Definitions

    1.1 "Commencement Date" shall mean the date on which the Programs are delivered by MarketFirst to Customer, or if no delivery is necessary, the effective date set forth on the Order Form.

    1.2 "Designated System" or "Designated Systems" shall mean the computer hardware and operating system(s) designated on the Order Form.

    1.3 "Price List" shall mean MarketFirst's applicable standard commercial fee schedule that is in effect when a Program License or any other product or service is ordered by Customer.

    1.4 "Program" or "Programs" shall mean the computer software in object code form owned or distributed by MarketFirst for which Customer is granted a Program License pursuant to this Agreement; the media upon which such software is delivered to Customer; the guides and manuals for use of such software ("Documentation"); and Updates.

    1.5  "Program License" shall mean the license granted Customer under
         Section 2.

    1.6 "Server Programs" shall mean those portions of the Programs that reside and operate on the Designated System.

    1.7 "Services" shall mean Installation Services, Training Services, and Support Services, as each of those terms are defined in Section 3.

    1.8 "Supported Program License" shall mean a Program License for which Customer has paid Support Services for the relevant time period in accordance with Section 3 below.

    1.9 "Update" shall mean a subsequent release of the Program which is generally made available for Supported Program Licenses at no additional charge other than media and handling charges, which consists of minor technical or functional additions or modifications to the Programs, and which are identified by new digits to the right of the decimal point (e.g., version 1.1 as an Update to version 1.0). Updates shall not include any release, option or future product which MarketFirst licenses separately, or any upgrade in features, functionality or performance of the Program which MarketFirst licenses separately.

    1.10 "Upgrade" shall mean a subsequent release of the Program which is made generally available for certain Supported Program Licenses obtaining Premium Maintenance from MarketFirst (as described in Exhibit A), at no additional charge other than media and handling charges, which consists of significant technical or functional additions or modifications to the Programs, and which are identified by new digits to the left of the decimal point (e.g., version 2.0 as an Upgrade to version 1.5). For any licensees not purchasing Premium Maintenance, MarketFirst may license Upgrades separately. For purposes of this Agreement, neither Updates nor Upgrades shall include software templates created by MarketFirst known as "MarketFirst Blueprints".

    1.11 "User" or "Users" shall mean an individual or individuals authorized by Customer to use the Programs. The maximum number of Users that may use the User Programs or access the Server Programs consistent with the terms of licenses granted herein is specified on the Order Form.

    1.12 "Simultaneous Programs" shall mean an encapsulation of an associated set of documents and actions represented as a unique marketing program within the MarketFirst Program Manager.

    1.13 "User Programs" shall mean those portions of the Programs that reside and operate on User Systems.

    1.14 "User System" shall mean the computer hardware and operating systems operated by Users in the course of their employment with Customer.

2.  Program License

    2.1 Order of Programs. The terms of this Agreement shall apply to each Program License granted to Customer and to all services provided by MarketFirst under this Agreement. When completed by the parties, the Order Form(s) attached as Exhibit A to this Agreement shall evidence
                                   ---------
         the Programs ordered by Customer, the Program Licenses granted and the services to be provided to Customer hereunder. The terms and conditions set forth in this Agreement shall control in the event that there are different or additional terms or conditions set forth in an Order Form or in any other purchase order form submitted by Customer or acceptance or confirmation form issued by MarketFirst.

    2.2  Rights Granted

         2.2.1 Subject to the terms and conditions of this Agreement, MarketFirst hereby grants to Customer a nontransferable, nonexclusive license (the "Program License") to use the Programs that Customer orders on a completed Order Form and Market First provides to Customer under this Agreement, as follows:

                2.2.1.1 To use the Server Programs solely for Customer's own internal data processing operations, which use may be in conjunction with other software programs, on the Designated Systems or on a backup system if one or more of the Designated Systems are inoperative, up to any applicable maximum number of designated Users as set forth in the Order Form; to use the User Programs solely for Customer's own internal data processing operations for and by up to the number of Users indicated on the Order Form, provided, however, that Customer may not relicense, sell, loan, rent, or otherwise distribute the Programs or use the Programs for third-party training, commercial time-sharing, rental or service bureau use;

                2.2.1.2 To use the copies of Documentation provided with the Programs in support of Customer's authorized use of the Programs; to reproduce Documentation, up to the number of Users licensed, at no additional charge to Customer; provided that all titles, trademarks, and copyright and restricted rights notices shall be reproduced in all such copies.

                2.2.1.3 To copy the Programs for archival or backup purposes only; provided that no other copies shall be made without MarketFirst's prior written consent; all

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                         titles, trademarks, and copyright and restricted rights
                         notices shall be reproduced in all such copies; all archival and backup copies of the Programs shall be subject to the terms of this Agreement.

         2.2.2 Customer shall not cause, permit, or attempt the reverse engineering, disassembly or decompilation of the Programs.

         2.2.3 MarketFirst shall retain all title, copyright and other proprietary rights in and to the Programs. Customer does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement. In the event that Customer makes suggestions to MarketFirst regarding new features, functionality or performance that MarketFirst adopts for the Programs, such new features, functionality or performance shall become the sole and exclusive property of MarketFirst, free from any restriction imposed upon MarketFirst by the provisions of Section 7.1.

         2.2.4 As an accommodation to Customer, MarketFirst may supply Customer with pre-production releases of Programs (which may be labeled "Alpha" or "Beta"). Customer acknowledges that these products are not suitable for general use.

    2.3  Transfer and Assignment

         2.3.1 Customer may transfer a Program License within its organization to another computer hardware and/or operating system (the "Subsequent Designated System(s)") generally supported by MarketFirst, upon notice to MarketFirst and so long as the total number of Designated Systems does not exceed the maximum number specified in the Order Form (Exhibit A); MarketFirst, in the case of such a transfer, agrees to provide SAP, at no additional cost, any conversion tools as may be available, and the same support and maintenance services for the Subsequent Designated Systems as was provided for the initial designated systems.

         2.3.2 Neither this Agreement nor any rights granted hereunder, nor the use of any of the Programs, may be sold, leased, assigned, or otherwise transferred, in whole or in part, by Customer; provided, however, that Customer may assign this Agreement in connection with a merger, acquisition or sale of all or substantially all of its assets unless the acquiring entity is a direct competitor of MarketFirst. Any attempted assignment will be void and of no effect unless permitted by the foregoing.

    2.4 Verification. At MarketFirst's written request, not more frequently than annually, Customer shall furnish MarketFirst with a certificate executed by an officer of Customer (a) verifying that the Programs are being used pursuant to the provisions of this Agreement, including any User and other limitations; and (b) listing the locations, types and serial numbers of the Designated Systems on which the Programs are run. At its expense and upon reasonable prior notice to Customer and not more frequently than annually, MarketFirst may audit Customer's use of the Programs. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to MarketFirst as a result of unauthorized use or copying of the Programs, Customer shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed plus interest thereon at the prevailing U.S. dollar prime rate from the initial date of the unauthorized use. If the amount of the underpayment exceeds 5% of the license fees paid, then Customer shall also pay MarketFirst's reasonable costs of conducting the audit.

3.   Services

     3.1 Installation /Risk of Loss. If ordered by Customer on the Order Form, MarketFirst shall deliver the Programs and related Documentation to Customer, and install the Programs on the Designated System(s) and provide configuration assistance for the Programs as reasonably requested by Customer for up to the number of person-days set forth in Exhibit A ("Installation Services") at a time mutually agreed to by the parties, subject to availability of the Designated System(s) and fulfillment of Customer's obligations under this Section 3.1.
          Customer will be solely responsible for completing all tasks that are required to prepare Customer's site and equipment for the performance of such services by MarketFirst, including without limitation all items identified on MarketFirst's Site Preparation Checklist, the terms of which are incorporated into this Agreement by reference. Customer is responsible for any loss, damage or destruction to the Programs upon successful implementation by MarketFirst; provided, however, that MarketFirst shall bear the risk of loss, damage or destruction to the Programs at the time that the Programs is in MarketFirst's possession or as a result of MarketFirst's work with the Programs. Replacement of lost or damaged Programs shall be at the cost and expense of the party bearing the risk of loss at the time of the loss or damage.

     3.2 Training. If ordered by Customer on the Order Form, MarketFirst will provide training in the functions and use of the Programs ("Training Services"). Training Services will be conducted for up to the number of days listed in Exhibit A and will be conducted at MarketFirst's offices unless the parties otherwise agree. For training conducted at Customer's facilities, Customer agrees to make available space and facilities to accommodate up to ten (10) people. Additional training may be provided by MarketFirst at MarketFirst's then-current rates.

     3.3 Software Maintenance Support Services. If ordered by Customer on the Order Form, MarketFirst will provide Support Services for the Programs under the terms and conditions attached hereto as Exhibit B ("Support
                                                            ---------
          Services"), subject to the payment by Customer of the applicable fees. MarketFirst reserves the right to modify its Support Services Policies in its reasonable discretion upon notice to Customer.

     3.4 Travel Expenses: SAP shall be obligated to make payments for travel expenses arising out of any services performed by MarketFirst personnel under this Agreement, only if such travel has been incurred in accordance with SAP's travel policy (Incorporated into this agreement as Exhibit C) as amended from time to time.

4.   Term and Termination

     4.1 Term. Each Program License granted under this Agreement shall remain in effect perpetually unless the license or this Agreement is terminated as provided in this Section 4.

     4.2 Termination. Either party may terminate this Agreement or any license upon written notice if one party materially breaches this Agreement and (if capable of cure) fails to correct the breach within 30 days following written notice from the other specifying the breach.

     4.3 Effect of Termination. Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer of its obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form, provided, however, that Customer may terminate this Agreement in its sole discretion at any time until March 30, 2000 without any License fees due to MarketFirst. Customer agrees to pay for all Consulting Services performed through the date of

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          termination and any related expenses. The parties' rights and obligations under Sections 2.2.3, 2.5, 3, 4, 5.1, 6 and 7 shall survive termination of this Agreement.

     4.4 Handling of Programs Upon Termination. If a license granted under this Agreement expires or otherwise terminates, Customer shall (a) cease using the Programs, and (b) certify to MarketFirst within one month after expiration or termination that Customer has destroyed or has returned to MarketFirst the Programs and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to MarketFirst, Customer shall acquire a Return Material Authorization ("RMA") number from Market First.

5.   Replacement, Limited Warranties, Exclusive Remedies

     5.1 Patent and Copyright Indemnity. MarketFirst shall indemnify, defend and hold Customer harmless from and against any claims that the Programs infringe any patent or copyright or misappropriate a trade secret; provided that MarketFirst is given prompt notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim. In the defense or settlement of the claim, MarketFirst may obtain for Customer the right to continue using the Programs, replace or modify the Programs so that it becomes noninfringing, provided that any such settlement shall not adversely affect Customer's use of the Programs. MarketFirst shall have no liability if the alleged infringement is based on (a) a modification of the Programs by anyone other than MarketFirst; (b) the use of the Programs on other than the Designated Systems or User Systems; (c) the use of the Programs other than in accordance with the Documentation; or (d) the use of the Programs after notice of the alleged or actual infringement, from MarketFirst or any appropriate authority.

          Customer agrees to defend, indemnify and hold MarketFirst harmless from and against any and all claims, suits, proceedings, losses, liabilities, damages, costs and expenses, including reasonable attorney's fees ("Losses") made against MarketFirst by third parties alleging personal or property damage as a result of Customer's use of the Programs, as long as such proceedings are not based on third-party claims of intellectual property infringement by the Programs.

     5.2  Limited Warranties and Disclaimers

          5.2.1 Limited Program Warranty. MarketFirst warrants that for a period of one year from the Commencement Date, each unmodified Program will perform in all material respects the functions described in the Documentation. Further, MarketFirst warrants that for a period of one year after the Commencement Date, each unmodified Program will be Year 2000 Complaint, provided that all third party products that exchange data with the Program do so properly and accurately and in a form and format compatible with the Program. For purposes of this Agreement, "Year 2000 Compliant" means that the Program, when used in accordance with the Documentation and when processing data containing dates in the year 2000 and in any preceding and following years, including leap years, will (i) initiate and operate, (ii) correctly store, represent and process dates, and (iii) not cause or result in an abnormal termination or ending.

          5.2.2 Limited Media Warranty. MarketFirst warrants that the tapes, diskettes or other media upon which Programs are delivered to Customer will be free of defects in materials and workmanship under normal use for six months from the Commencement Date.

          5.2.3 Limited Services Warranty. MarketFirst warrants that any Services performed by MarketFirst under this Agreement will be performed in a manner consistent with generally accepted industry standards. This warranty shall be valid for six months from performance of service.

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          5.2.4  Disclaimers. MarketFirst does not warrant that the Programs will meet Customer's requirements, that the Programs will operate in the combinations which Customer may select for use, that the operation of the Programs will be uninterrupted or error-free, or that all Program errors will be corrected. PRE-PRODUCTION RELEASES OF PROGRAMS AND COMPUTER BASED TRAINING PRODUCTS ARE DISTRIBUTED "AS IS". THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     5.3 Exclusive Remedies. For any breach of the warranties contained in this Section 5, Customer's exclusive remedy and MarketFirst's entire liability shall be:

          5.3.1 For Programs. The correction of Program errors that cause breach of this warranty, or if MarketFirst is unable to make the Program operate as warranted, Customer shall be entitled, at its discretion, to either recover the license fees paid to MarketFirst, in which case Customer shall immediately hand back to MarketFirst all deliverables under this Agreement, or claim a reduction of license fees for the pro-rata functionality of the Program which has been lost, amortized over a two (2) year period since the Commencement Date, in which case Customer shall remain entitled to use the Programs.

          5.3.2 For Media. The replacement of defective media returned within ninety (90) days of the applicable Commencement Date. Before returning defective media to MarketFirst, Customer shall acquire an RMA number from MarketFirst.

          5.3.3 For Services. If MarketFirst is unable to perform the Services as warranted, MarketFirst shall re-perform the Services and, if MarketFirst is unable to provide Services that comply with the applicable warranty, Customer shall be entitled to recover the fees paid to MarketFirst for the unsatisfactory Services.

6.   Payment

     6.1 Invoicing and Payment. License fees shall be invoiced on March 31, 2000 and payable 30 days from invoice date. Service Bundles are billed and payable in advance. Support Services fees shall be payable in accordance with the terms of Exhibit B hereto. All other
                                          ---------
          applicable fees shall be payable thirty (30) days from the invoice date, and shall be deemed overdue if they remain unpaid thereafter. Any amounts payable by Customer hereunder which remain unpaid after the due date shall be subject to a late charge equal to 2% above the base interest rate as adjusted by the European Central Bank from time to time from the due date until such amount is paid. Customer agrees to pay applicable media and shipping charges.

     6.2 Other Expenses. Customer agrees to pay all reasonable out-of-pocket expenses incurred by MarketFirst in performing the Services, including airfare, hotel, and meals, for MarketFirst personnel performing Services at Customer's site.

     6.3 Taxes. The fees listed in this Agreement do not include taxes; if MarketFirst is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use of Programs or services, then such taxes shall be billed to and paid by Customer. This Section shall not apply to taxes based on MarketFirst's income.

7.   General Terms

     7.1 Nondisclosure. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall include

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          but not be limited to the Programs, source code, algorithms, formulas, methods, know-how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names, the terms and pricing under this Agreement, and all information clearly identified in writing at the time of disclosure as confidential.


          A party's Confidential Information shall not include information that
          (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party;
          (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Customer shall not disclose the results of any performance tests of the Programs to any third party without MarketFirst's prior written approval.

          The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of five years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. MarketFirst recognizes that Customer has the right to independently develop or acquire software that would compete with the Programs without use of the Confidential Information disclosed by MarketFirst hereunder.

     7.2  Limitation of Liability.  EXCEPT FOR THE PARTIES`LIABILITY UNDER
          SECTION 5.1 (INFRINGEMENT INDEMNITY) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MarketFirst's liability for damages hereunder shall, except in cases of willful misconduct or in cases of infringement claims,, in no event exceed the amount of fees paid by Customer under this Agreement, and if such damages result from Customer's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability. The provisions of this Agreement allocate the risks between MarketFirst and Customer. MarketFirst's pricing reflects this allocation of risk and the limitation of liability specified herein.

     7.3 Governing Law. This Agreement and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of New York, excluding its conflict of law provisions.

     7.4 Jurisdiction. Any legal action or proceeding relating to this Agreement shall be instituted in a state court in New York, NY, or in a federal court in the State of New York. MarketFirst and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding. The prevailing party shall be entitled to reasonable attorney fees and expenses. - - Software will be physically installed in Germany - NY is a fair compromise

     7.5 Notices. All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given upon the date sent by confirmed facsimile or three (3) days following the date such notice was mailed by first class mail, to the addresses first set forth above. To expedite order processing, Customer agrees that MarketFirst may treat documents faxed by Customer to MarketFirst as original documents; nevertheless, either party may require the other to exchange original signed documents.

     7.6 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

     7.7 Waiver. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of MarketFirst's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

     7.8 Export Administration. Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to ensure that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export Laws; or (ii) intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical or biological weapons proliferation.

     7.9 Relationship Between the Parties. MarketFirst is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

     7.10 Product Reference. Customer agrees, upon request and with reasonable notice from MarketFirst subject to Customer's consent in each specific case, which shall not be unreasonably withheld, to reasonably act in the capacity of a reference, discussing MarketFirst products utilized and services received by Customer, with potential MarketFirst customers or business partners.

     7.11 Press Release. Customer agrees, upon request and with reasonable notice from MarketFirst, to allow the use of its name and Program(s) it has implemented, to be used in a MarketFirst press release, announcing Customers acquisition and use of the Program(s). Customer will have the right to review and approve the release before publication, and such approval will not be unreasonably withheld or delayed. If desired and agreed by both parties, a joint press release may be issued. Under the joint release, both parties will agree on the final version of the release prior to publication.

     7.12 Successors. This Agreement shall inure to the benefit of the successors and assigns of MarketFirst and, subject to the restrictions on transfer or assignment herein set forth, shall be binding upon Customer and Customer's successors and assigns.

     7.13 Entire Agreement. This Agreement together with the exhibits, appendices and attachments hereto constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement and such exhibits, appendices and attachments. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party, no other act, document, usage or custom shall be deemed to amend or modify this Agreement.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SAP AG                                 MarketFirst Software Inc.

Signature: __________________________  Signature: ___________________________


Name:________________________________  Name:_________________________________


Title:_______________________________  Title: _______________________________


Date:________________________________  Date: ________________________________

                    EXHIBIT A TO SOFTWARE LICENSE AGREEMENT


                          MARKETFIRST SOFTWARE, INC.


                                  ORDER FORM

                        PRODUCT ORDER FORM - LICENSING
                        --------------------------------

Client Name:                                                 SAP  America, Inc.
--------------------------------------------------------------------------------
Authorized Contact Name:                                     Gottfried Sehringer
--------------------------------------------------------------------------------
Client Ordering Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Client Phone Number:
--------------------------------------------------------------------------------
MarketFirst Agreement #:
--------------------------------------------------------------------------------
MarketFirst Agreement Type                                   License
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. Designated System (hardware & software environment) for the Products described below:
--------------------------------------------------------------------------------

    Operating System: NT       Database: SQL Server        Client: Windows 95/NT

--------------------------------------------------------------------------------
2.  License Fees:
--------------------------------------------------------------------------------


                                                                                  List          Discounted
A. MarketFirst Products:                                               Qty.     Unit Price    Extended Price
----------------------------------------------------------------------------------------------------------------------
1)  MarketFirst BASE License Fees includes:                             1       $295,000        $295,000
    - Includes Unlimited Simultaneous eMarketing Program
    - Includes 1,000,000 Contact Database
    - Includes one (1) instance of production software
    - Includes one (1) development/test copy with usage consistent with  governing software license agreement


2)  Additional 1,000,000 contact increments                             0       $ 50,000        $      0

3)  SQR Report Writer Software                                          0       TBD             $      0

4) MarketFirst Annual Maintenance & Support                             1       $124,950        $ 61,950
   (21% of discounted license and contract
    increment price)
----------------------------------------------------------------------------------------------------------------------
 Total  MarketFirst License Fee                                                                 $295,000

 First Year Maintenance and Support                                                             $ 61,950

 Total SAP License and Maintenance Fees                                                         $356,950
                                                                                         ---------------

--------------------------------------------------------------------------------
3.   Professional Services
--------------------------------------------------------------------------------


     A.  MarketFirst Consulting                               Qty.           Unit Price   Extended Price
------------------------------------------------------------------------------------------------------------------
           Service Package Includes:                           1             $40,000       $40,000  (A)
           - 30 Days of Professional Services
           - Train 3 Users at MarketFirst Facility
  .  MarketFirst Consulting rates are billable on a
     time and materials basis at:
       -      Functional Consultant                       $2,000/day
       -      Technical Consultant                        $1,750/day.
       -      Training                                    $495 per student/day

   (A) Additional service bundles for packages of 30 days or more are available
   ----------------------------------------------------------------------------
   for a period of one year from the effective rates of $1,333

--------------------------------------------------------------------------------
4.   Investment Summary
--------------------------------------------------------------------------------

  Total License                                    $295,000
  Annual Support and Maintenance Fees              $ 61,950
  Total Professional Service Fees                  $ 40,000
                                                   --------

  Total Investment                                 $396,950
                                                   --------

                                                   --------
--------------------------------------------------------------------------------
  5. Purchasing Information (please check one box and fill in the appropriate information)
--------------------------------------------------------------------------------

[_]   A Client purchase order will be provided upon signing of this Order Form.

[_] This Order Form shall be deemed a Client purchase order and is sufficient to ensure timely payment by Client.*

[_] Purchase orders are not issued by Client and are not required for the timely payment by Client.*

[_] A purchase order is forthcoming; however, it is not a condition for payment and will not supercede the payment terms of the Agreement or this Order. The PO# will be_______________________* (Note, a PO# must be provided to process this order.)

     *The invoice should be sent to the attention of _______________________

Except as set forth below, all MarketFirst Product and services obtained herein are fully subject to the terms and conditions of the MarketFirst Agreement referred to above.

The consulting services and the Product and license fees contained on this Order Form are proposed separately. Client may acquire the Product licenses without acquiring MarketFirst consulting services, and may acquire the Product licenses and consulting services separately at the fees stated in this Order Form.

All services are provided on a time and materials basis and are separate from any license fees. MarketFirst will warrant services under a separate warranty which is unrelated to a Product warranty.

Customer Support for subsequent periods is based upon the pricing policies in effect on the date of renewal.

V.   Taxes

     All fees are quoted exclusive of applicable taxes. Customer is responsible for sales taxes and all other applicable taxes, to be billed separately.

AGREED TO:

SAP AG                                 MarketFirst Software Inc.

Signature: __________________________  Signature: ___________________________


Name:________________________________  Name:_________________________________


Title:_______________________________  Title: _______________________________


Date:________________________________  Date: ________________________________

                    EXHIBIT B TO SOFTWARE LICENSE AGREEMENT

                          MARKETFIRST SOFTWARE, INC.

                        SOFTWARE MAINTENANCE AGREEMENT


MarketFirst shall provide to Customer the following support and maintenance services set forth in this Exhibit, upon payment of applicable Maintenance Support fees described in Exhibit A.

1.   Definitions.

Capitalized terms used in this Exhibit shall have the same meanings as in the Agreement, unless otherwise defined herein. In addition, the following definitions apply for this Exhibit:

     1.1. "Error" means code which exists in a Program that causes the Program to fail materially to execute correctly on the Designated System as specified in the Documentation for such Program.

     1.2. "Error Correction" means additional or replacement code of the Program or other workaround provided by MarketFirst to remedy an Error.

     1.3. "Severity 1 Error" means an Error, which prevents Customer from using the Program.

     1.4. "Severity 2 Error" means an Error, which prevents Customer from using a part of the Program or from completing a specific task within the Program.

     1.5. "Severity 3 Error" means an Error which does not prevent Customer from using any part of the Program but may be a source of nuisance for Customer's users due to perceived performance, usability or presentation issues.

     1.6. "Enhancement Request" means a request for Program functionality that is in addition to or beyond the scope of the Program functions or features as described in the Documentation.

2.   Maintenance Services

     2.1. Error Correction. During the term of this Exhibit, MarketFirst shall use its best efforts to correct any Errors in the Programs within the time frames described below, provided Customer gives MarketFirst notice describing the Error. MarketFirst reserves the right to assign a severity level to the reported Error. Customer shall be responsible for installing Updates and Corrective Code Releases delivered to Customer by MarketFirst in a timely manner. The time periods for responding to reported Errors shall be as follows:

          2.1.1. Severity 1 Errors. MarketFirst shall provide Customer with a response within 24 hours of receiving the Error report. Within three (3) working days of receiving the report, MarketFirst will provide Customer with either a Corrective Code Release or a solution suggestion for the Error.

          2.1.2. Severity 2 Errors. MarketFirst shall provide Customer with a response within three (2) working days of receiving the Error report. Within ten (8) working days of receiving the report, MarketFirst will provide Customer with either a Error Correction or a solution suggestion for the Error.

          2.1.3. Severity 3 Errors. MarketFirst shall provide Customer with a response within five (3) working days of receiving the Error report. Within fifteen (10) working days of receiving the report, MarketFirst will provide Customer with a statement as to the disposition of the reported Error. This may include correcting the Error in a Error Correction or in an Update or in a future Program release.

          2.1.4. Enhancement Requests. MarketFirst shall provide Customer with a response within five (5) working days of receiving the Enhancement Request. Within fifteen (15) working days of receiving the request, MarketFirst will provide Customer with a statement as to the disposition of the Enhancement Request, which MarketFirst shall determine in its sole discretion. This may include providing the requested or similar functionality in an Update or in a future Program release.

     2.2. Customer Assistance. Customer agrees to provide MarketFirst with printouts, as requested, and with sufficient support and test time on Customer's equipment to duplicate the Error (which time shall not unreasonably interfere with Customers normal operations), determine that the Error is with the Programs covered hereunder, correct the Error and determine that the Error has been corrected.

     2.3. Current Release. MarketFirst's obligations under this Exhibit shall apply only to those releases of the applicable Programs that are then-currently supported by MarketFirst. MarketFirst shall have the right, at any time after a particular release has been superseded by another release, to terminate support with respect to the superseded release upon giving not less than ninety (90) days notice. Notwithstanding the foregoing, MarketFirst shall not terminate support for any release sooner than one (1) year after general commercial availability of such release and shall at all times provide support for the two most recent releases of the Programs.

     2.4. Telephone Support. During the term of this Exhibit, MarketFirst will provide telephone consultation and advice to Customer regarding the technical support of the Programs. Such telephone assistance, and all other assistance provided by MarketFirst hereunder, shall be to respond to Errors reported to MarketFirst, and shall be through only the Authorized Contacts. The Authorized Contacts shall be responsible for supporting Customer's other users of the Programs. Authorized Contacts may telephone for problem resolution during the hours of 6 a.m. and 6 p.m. Pacific Time, Monday through Friday, excluding MarketFirst holidays.

     2.5. Limitations. MarketFirst shall have no obligation under this Exhibit for the correction of Errors which are due to a breach by Customer of the terms of this Exhibit or the Agreement,or to any modifications to the Programs made by Customer. If MarketFirst agrees to remedy any errors or problems not covered by the terms of this Exhibit, Customer shall pay MarketFirst for all such work performed at MarketFirst's then current standard time and materials charges (what are they? - current rates reflected on the order form). Such amount shall be due and payable within thirty (30) days of invoicing by MarketFirst. Customer acknowledges that MarketFirst is under no obligation to perform services with respect to a) any hardware or b) any software which is not the Program.

3.   Corrective Code Releases

Provided this Exhibit is in effect, MarketFirst agrees to deliver to Customer one (1) copy of any Error Corrections to the Programs and one set of the Documentation relating thereto. Unless otherwise agreed, such materials will be sent to the location for shipment set forth on Exhibit A hereto. MarketFirst shall deliver Updates as provided in the Agreement. Upon delivery of any Update, Error Correction, or Documentation, such Update, Error Correction or Documentation shall be considered part of the Programs and shall be subject to the terms and conditions of the

Agreement.

4.   Maintenance Fees; Updates and Upgrades

Customer shall pay to MarketFirst the annual maintenance fees designated in Exhibit A of the Agreement upon the terms provided therein. Fees shall be payable in advance and shall accrue commencing upon delivery of the Programs under the Agreement, and upon each annual anniversary date thereafter. If Customer orders Standard Maintenance on the Order Form, then MarketFirst shall deliver Updates to Customer at no additional charge, as such Updates are created by MarketFirst in its discretion. If Customer orders Premium Maintenance on the Order Form, then MarketFirst shall deliver Updates and Upgrades to Customer at no additional charge, as such Updates and Upgrades are created by MarketFirst in its discretion.

5.   Term and Termination

     5.1. Term. Maintenance services under this Exhibit shall begin on date of delivery of the Programs under the Agreement. Thereafter, and on each on each annual anniversary date thereafter, subject to receipt of payment in advance, the Agreement shall continue for a term of one year.

     5.2. Termination. This Exhibit will terminate upon termination of the Agreement or on an annual anniversary date if payment has not been received by MarketFirst in full prior to the commencement of the corresponding term of one year. In addition, if Customer fails to install Updates or take corrective actions as suggested by MarketFirst and this results in recurring Error reports, MarketFirst reserves the right to terminate this Exhibit.

     5.3. Charges. In the event of termination, all fees or charges then due and payable, or to become due and payable in the future based upon services already rendered, shall be immediately due and payable and Customer's obligations to pay such amounts shall survive the termination of this Exhibit.

AGREED TO:

SAP AG                                 MarketFirst Software Inc.

Signature: __________________________  Signature: ___________________________


Name:________________________________  Name:_________________________________


Title:_______________________________  Title: _______________________________


Date:________________________________  Date: ________________________________

                                   Exhibit C

                               SAP TRAVEL POLICY


SAP America's travel agency is American Express One (Formally Travel One). All business travel reservations including hotel and car requests must be made through American Express One at 1-888-727-5454.


Airline Agreements:
-------------------

Our agency has been given specific instructions to book only on our contracted preferred airline carriers where we have negotiated substantial discounts.

American Express will not offer and/or book off our contracted carriers UNLESS our preferred carriers do not offer service into the requested destination within a 90 minute window or nonstop service is unavailable on the preferred carrier.

Our agency will offer economy class non-refundable tickets only. Economy class non-refundable tickets can be hundreds of dollars less than a fully refundable fare. If the individual booked a non-refundable class and their travel plans changed, they must return the tickets immediately to American Express One and the ticket value will be placed on account for the individual with that particular airline for future travel.

Back to back tickets are considered illegal in the travel industry. SAP America does not condone the usage of back to back tickets and American Express One will not issue such tickets.

Hotel Agreements:
-----------------

SAP America has signed agreements with specific hotel franchises throughout the United States and our agency will offer you a preferred property reflecting the SAP America negotiated rate.

Car Rental Agencies:
--------------------

All car rentals must be arranged through American Express One. Our agency is required to book the preferred car rental agencies, Hertz and Alamo. All individuals are expected to pay the rental expense and then report the cost for reimbursement purposes.

Midclass (Class C) automobiles will be used by all individuals. All rental cars should be refueled prior to being returned to avoid a fuel surcharge. For insurance purposes, please refer to your companies corporate policy. SAP America is not responsible for any insurance liability.

Personal Auto Reimbursement:
----------------------------

Use of an individuals personal automobile for company business will be reimbursed at the current rate of $.315 per mile for actual miles driven. In addition, tolls and parking fees will be reimbursed as long as the proper receipt is included.

Meals:
------

Business Travel: The actual cost of meals incurred while traveling overnight on business will be reimbursed not to exceed the following schedule:

     A - Breakfast    $10.00
     B - Lunch        $15.00
     C - Dinner       $35.00

Meals for individuals, including lunch, who are not staying overnight on business are at the expense of the individual.

Expenses:
---------

Original receipts must be obtained for all expenses. Handwritten receipts or stubs will not be accepted.

The use of taxi, subway and hotel shuttles are reimbursable expenses but a receipt is necessary to obtain reimbursement.

Misrepresentation of expenses is considered a gross misconduct and grounds for termination of the agreement between the individuals company and SAP